Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (No. 333-240108) and Form S-8 (Nos. 333-172170, 333-172582, 333-172584, 333-172606, 333-181782 and 333-205430) of Kinder Morgan, Inc. of our report dated February 5, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas
February 5, 2021